Exhibit 10.1

AMENDMENT NO. 03

Dated November 30, 2012

TO

that certain Loan and Security Agreement No. 1991

dated as of March 21, 2011, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”) and

KYTHERA BIOPHARMACEUTICALS, INC.   (“Borrower”).

WHEREAS,  Borrower and Lender have previously entered into the Agreement;

WHEREAS,  Borrower has requested that Lender modify certain terms of its existing term loan financing under the Agreement;

WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following amendments and modifications:

I.                                        Section 1.1 of the Agreement, the following definitions shall be deleted in their entirety and replaced with the following:

“Commitment Termination Date” means the earliest to occur of (i) February 28, 2013; (ii) at Lender’s discretion, any Event of Default; (iii) the date on which Keith Leonard ceases to serve as President and Chief Executive Officer of Borrower; (iv) the date on which Versant Ventures, Prospect Venture Partners, or ARCH Venture Partners cease to have a representative on Borrower’s Board of Directors; or (v) the date on which the Borrower ceases to be in the business of developing novel therapeutics for aesthetic medicine.

II.                                   Section 1.1 of the Agreement, the following definition shall be added:

“Amendment 03”  means Amendment No. 03 to the Agreement between Borrower and Lender dated as of November 30, 2012.

III.                              Section 2.1 of the Agreement shall be deleted and replaced with the following:

2.1                               Commitment.  Subject to the terms hereof, Lender will make one or more Advances to Borrower up to the principal amount of the Commitment, on or before the Commitment Termination Date; provided however, that Lender will have no obligation to Advance any amount of the undisbursed Commitment during the period November 30, 2012 through January 1, 2013; and provided further that Lender will have no obligation to fund Advances in excess of (a) $5,000,000 of Advances during the calendar month of January 2013 and (b) $5,000,000 of Advances during the calendar month of February 2013.  Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date.  Repaid principal of the Advances may not be re-borrowed.

IV.                               Conditions Precedent to the effectiveness of Amendment 03:

The obligation of Lender to enter into this Amendment 03 is subject to the performance and fulfillment of each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion:

(a)                                 This Amendment 03 shall have been duly executed and delivered by Borrower.

(b)                                 Without limiting the foregoing or Lender’s rights or Borrower’s Obligations under the Agreement, such consents, including the approvals of Borrower’s board of directors, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lender’s security interest in the Collateral as originally configured, in form and substance satisfactory to Lender in its sole discretion, shall have been delivered by Borrower to Lender.

(c)                                  A good standing certificate from Borrower’s state of incorporation or formation and the states in which Borrowers maintain a place of business, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state (to the extent available as of the date hereof), each dated as of a recent date shall have been delivered to Lender.

(d)                                 All necessary consents of the board of directors, shareholders, members, and other third parties with respect to the execution, delivery and performance of Agreement, Amendment 01, Amendment 02, Amendment 03, and the other Loan Documents shall have been delivered to Lender.

VI.                               Additional Terms and Conditions

(a)                                 Further Conditions.  The following are conditions precedent to Lender’s obligations hereunder,:

(i)                                     Borrower shall execute and deliver all other documents, as Lender shall have reasonably requested prior to the execution by Borrower and Lender of this Amendment 03.

(ii)                                  Borrower shall agree to promptly pay all Lender’s Expenses for the preparation and negotiation of this Amendment 03 when requested.

(b)                                 Representations and Warranties of Borrower. Borrower reaffirms that the representations and warranties made to Lender in the Agreement are true and correct in all material respects as of the date hereof (other than representations and warranties made on a specific date, in which case such representations and warranties shall be true and correct in all material respects as of the date made) as though fully set forth herein. Borrower further warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred that have not been disclosed to Lender by Borrower in writing and all previously disclosed Events of Default have been cured; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same, except as previously disclosed to Lender in writing; (iii) it is in full compliance with Section 7.10 of the Agreement; and (iv) the information provided on the Disclosure Schedule provided to Lender in connection with this Amendment 03 is complete and accurate.

(c)                                  No Control.  Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto Lender has not, is not and will not have engaged in any of the foregoing.

VII.                          Integration Clause.  This Amendment 03 and the Agreement (as amended by Amendment 01, Amendment 02 and this Amendment 03)  represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter.  All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto.  NONE OF THE AGREEMENT OR THIS AMENDMENT 03 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER.  Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 03and the Agreement may be enforced to the maximum extent permitted under applicable law.  This Amendment 03 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns.  This Amendment 03 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document.  No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

KYTHERA BIOPHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By:	/s/ John W. Smither	By:	LIGHTHOUSE MANAGEMENT
PARTNERS VI, L.L.C., its general partner
Name:	John W. Smither

Title:	CFO	By:	/s/ Ryan Turner

		Name:	Ryan Turner

		Title:	Managing Director